EXHIBIT 5.1



                                SULLIVAN & WORCESTER LLP
                                ONE POST OFFICE SQUARE
                              BOSTON, MASSACHUSETTS 02109
                                    (617) 338-2800
                                 FAX NO. 617-338-2880
    IN WASHINGTON, D.C.                                    IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
      (202) 775-8190                                         (212) 486-8200
   FAX NO. 202-293-2275                                    FAX NO. 212-758-2151






                                                              December 23, 1997





FOCUS Enhancements, Inc.
142 North Road
Sudbury, Massachusetts 01776

Gentlemen:

         We are familiar with the Registration Statement on Form S-3 (the "S-3 Registration Statement") to which this opinion is an exhibit, to be filed by FOCUS Enhancements, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The S-3 Registration Statement relates to the proposed public offering by certain securityholders of the Company of a total of 2,162,869 shares (the "Shares") of the Company's Common Stock, $.01 par value per share ("Common Stock"), consisting of (i) 732,869 Shares issued to stockholders of TView Inc. which was acquired by the Company effective September 30, 1996; (ii) 1,000,000 Shares issued to Smith Barney Fundamental Value Fund, Inc. (the "Fund") in connection with a private placement in September 1997 (the "September 97
Offering"); (iii) 330,000 Shares issuable to the Fund upon the exercise of a warrant (the "Investor Warrant") that may be issued to the Fund; and (iv) 100,000 Shares issuable upon the exercise of warrants (the "Broker Warrants") issued to the placement agent in connection with the September 97 Offering. Hereinafter the Investor Warrant and the Broker Warrants shall be referred to as the "Warrants".

         We have acted as counsel to the Company in connection with the preparation of the S-3 Registration Statement, and we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In making such examination, we


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FOCUS Enahncements, Inc.
May 12, 1997
Page 2

have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified. As to various facts material to the opinions set forth herein, we have relied without independent verification upon certificates of public officials and upon facts certified to us by officers of the Company. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware.

         Based upon the foregoing, we are of the opinion that the Company has corporate power adequate for the issuance of the Shares issuable in the manner set forth in the S-3 Registration Statement and offered pursuant to the S-3 Registration Statement. The Shares issuable upon the exercise of the Warrants, assuming conversion or exercise on the date hereof (the "Relevant Shares") have been duly authorized and reserved for issuance. Upon the exercise of the Warrants into Shares and delivery of such Shares in accordance with the terms of the Warrants, the Relevant Shares so issued will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement.

                                                 Very truly yours,


                                                 /s/ SULLIVAN & WORCESTER LLP

                                                 SULLIVAN & WORCESTER LLP